SCHEDULE 14A INFORMATION

                  Consent Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential for use by Commission only
    (as permitted by Rule 14a-6)e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                    Syms Corp
                    ---------------------------------------
                    Name of Registrant Specified in Charter


                                    Syms Corp
                     -------------------------------------
                     Name of Person Filing Proxy Statement


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:      ____________________________________________

    2) Form, Schedule or
       Registration statement No.:  ____________________________________________

    3) Filing Party:                ____________________________________________

    4) Date Filed:                  ____________________________________________

                                    SYMS CORP
                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  July 18, 2002

To the Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Syms Corp will be held at the office of the Company, Syms Way, Secaucus, New Jersey 07094, on Thursday, July 18, 2002 at 10:30 a.m. for the following purposes:

          1. To elect six (6) Directors to serve for the term of one (1) year or until their respective successors have been elected and qualified.

          2. To approve the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending March 1, 2003.

          3. To transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

     The foregoing items of business are described more fully in the Proxy Statement accompanying this notice.

     The close of business on June 14, 2002 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and only shareholders of record at such time will be so entitled to vote.

     You are cordially invited to attend the meeting in person if possible. Please sign and date the enclosed proxy and return it in the envelope enclosed for this purpose, whether or not you plan to attend the meeting. It will assist us in keeping down the expenses of the meeting if shareholders return their signed proxies promptly, whether they own a few shares or many shares. If no direction is indicated in your proxy, it will be voted for Items 1 and 2 above.

                                           By Order of the Board of Directors




                                           Antone F. Moreira
                                           Assistant Secretary

Secaucus, New Jersey
June 14, 2002

                                    SYMS CORP
                                    Syms Way
                           Secaucus, New Jersey 07094

                                                                   June 14, 2002

Dear Shareholder:

     You are cordially invited to attend the 2002 annual meeting of shareholders of Syms Corp (the "Company") which will be held on July 18, 2002, at 10:30 a.m. at the offices of the Company.

     Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.


                                                     Sincerely,


                                                     Marcy Syms
                                                     Chief Executive Officer

                                    SYMS CORP
                                    SYMS WAY
                           SECAUCUS, NEW JERSEY 07094

                                 PROXY STATEMENT
                              FOR ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                ON JULY 18, 2002

                                  INTRODUCTION

     This Proxy Statement and enclosed Proxy card are being furnished in connection with the solicitation by the Board of Directors of Syms Corp, a New Jersey corporation, (the "Company") of proxies for use at the July 18, 2002 annual meeting of the shareholders of the Company or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's executive offices located at Syms Way, Secaucus, New Jersey 07094. The cost of preparing and mailing the proxy and this Proxy Statement and all other costs in connection with this solicitation of proxies will be borne by the Company. It is anticipated that the accompanying proxy and this Proxy Statement will be sent to shareholders of the Company on or about June 14, 2002.

     Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified. Any proxy in which no direction is specified will be voted FOR the election of the nominees for director and FOR the ratification of the appointment of Deloitte & Touche LLP as independent accountants (collectively the "Proposals"). Each proxy granted is revocable and may be revoked at any time prior to its exercise, by notifying American Stock Transfer & Trust Co., 59 Maiden Lane, New York, NY 10038 in writing, by executing a subsequent proxy or by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy. The Company intends to reimburse brokerage companies and others for forwarding proxy materials to beneficial owners of shares.

     Only shareholders of record of the Company's voting securities as of the close of business on June 14, 2002 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 15,782,278 shares of common stock, par value $.05 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each of the Proposals and on all other matters properly brought before the Annual Meeting. Concurrently with the mailing of this Proxy Statement, the Company is mailing its Annual Report for its fiscal year ended March 2, 2002 to shareholders of record on June 14, 2002.

     Shareholders vote at the Annual Meeting by casting ballots (in person or by proxy) which are tabulated by a representative of the Company's independent transfer agent appointed to serve as Inspector of Election at the meeting and who has executed and verified an oath of office. The holders of a majority of the shares of Common Stock issued and outstanding represented in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the votes cast at the Annual Meeting is sufficient to elect a director. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants. Abstentions and broker non-votes are included in the determination of the number of shares present at the Annual Meeting for quorum purposes but not counted in the tabulations of the votes cast on proposals presented to shareholders.

                              ELECTION OF DIRECTORS
                                   Proposal 1

     At the Annual Meeting, all six directors of the Company are to be elected for the term of one year or until their respective successors have been elected and qualified. It is intended that votes will be cast pursuant to proxies received from holders of Common Stock of the Company for the nominees listed below, unless the proxy contains contrary instructions. The affirmative vote of a plurality of the votes cast at the meeting is necessary for the election of directors.

     If any of the nominees listed below are unavailable for election at the date of the Annual Meeting, the shares represented by the proxy will be voted for the remaining nominees and for such substitute nominee or nominees as the Board of Directors, in their judgment, designate. The Company at this time has no reason to believe that any of such nominees will decline or be unable to serve if elected.

     Background information with respect to the Board of Directors and nominees for election as directors, all of who are incumbent directors, appears below. Except for Marcy Syms, who is the daughter of Sy Syms, there is no family relationship between any nominee and any other nominee or executive officer of the Company. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding such person's holding of equity securities of the Company.


NAME OF DIRECTOR OR NOMINEE FOR ELECTION    AGE   DIRECTOR SINCE             PRINCIPAL OCCUPATION
----------------------------------------    ---   --------------             --------------------
Sy Syms (1) (2) ........................     76       1983         Chairman of the Board and Director of
                                                                   the Company

Marcy Syms (1) (2) .....................     51       1983         Chief Executive Officer/President and
                                                                   Director of the Company

Antone F. Moreira ......................     65       1997         Vice President, Treasurer and Chief
                                                                   Financial Officer and Director of the
                                                                   Company

Harvey A. Weinberg (3) (4) .............     64       1992         Director of the Company

David A. Messer (3)(4) .................     40       1996         Director of the Company

Wilbur L. Ross, Jr. (3)(4) .............     64    1983-1999;      Director of the Company
                                                      2000

---------------
(1)  Member of the Executive Committee of the Company.
(2)  Sy Syms is the father of Marcy Syms.
(3)  Member of the Stock Option - Compensation Committee of the Company.
(4)  Member of the Audit Committee of the Company.

NOMINEES FOR ELECTION AS DIRECTOR

The following individuals are nominees for director at the Annual Meeting:

     SY SYMS has been Chairman of the Board, Chief Executive Officer and a Director of the Company and/or its predecessors since 1959. Mr. Syms was Chief Operating Officer of the Company from 1983 to 1984. Mr. Syms has been a Director of Israel Discount Bank of New York since December 1991. On January 22, 1998, Sy Syms relinquished his position as Chief Executive Officer to Marcy Syms. Since that date Mr. Syms has been Chairman of the Board.

     MARCY SYMS has been President and a Director of the Company since 1983 and Chief Operating Officer of the Company since 1984. On January 22, 1998, Marcy Syms was named Chief Executive Officer/President. Marcy Syms is Sy Syms' daughter.

     ANTONE F. MOREIRA has been Vice President, Chief Financial Officer and Treasurer of Syms Corp since May 1997. From 1996 to May 1997, Mr. Moreira was a financial consultant with Equitable Assurance Society, a financial services organization. From 1990 to 1995, Mr. Moreira was Executive Vice President and Chief Financial Officer of Stuarts Department Stores, Inc., a regional discount department store chain operating in New England. Mr. Moreira has been a Director of the Company since May 1997.

     HARVEY A. WEINBERG has been a consultant since April 1994. From April 1992 to April 1994, he was President and Chief Executive Officer of HSSI, Inc., a retailer of men's and women's apparel. From 1987 to September 1990, he was Chief Executive Officer and Vice Chairman of the Board of Directors of Hartmarx Corporation and from 1990 to September 1992, he served as Chairman of such Board of Directors. He is a trustee of Glimcher Realty Trust, a real estate investment trust. He has been a Director of the Company since 1992.

     DAVID A. MESSER has been President of Sempra Energy Trading Corp., a subsidiary of Sempra Energy, Inc., since January 1998. Prior to January 1998, Mr. Messer was President of AIG Trading Corp. where he had been employed since March 1990. He has been a Director of the Company since July 1996.

     WILBUR L. ROSS, JR. has been a principal of W L Ross & Company LLC since 2000. Mr. Ross was Managing Director of Rothchild, Inc. from 1976 to 1999. He was a Director of the Company from 1983 through March 1999 and was reappointed Director in October 2000.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED HEREBY WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the Company's fiscal year ended March 2, 2002 there were four meetings of the Board of Directors. Each director attended all of the fiscal 2001 meetings of the Board of Directors and the committees of which he or she was a member during the 2001 fiscal year. The Committees of the Board of Directors include an Audit Committee, an Executive Committee and a Stock Option
- Compensation Committee. The Board of Directors does not have a nominating committee.

     The Audit Committee has the principal function of reviewing the adequacy of the Company's internal system of accounting controls, conferring with the independent certified pubic accountants concerning the scope of their examination of the books and records of the Company and their audit and non-audit fees, recommending to the Board of Directors the appointment of independent certified public accountants, reviewing related party transactions and considering other appropriate matters regarding the financial affairs of the Company. The Audit Committee operates under a written charter adopted by the Board of Directors and intended to comply with the applicable requirements of the Securities and Exchange Commission and the New York Stock Exchange. The current members of the Audit Committee are Harvey A. Weinberg (Chairman), David
A. Messer and Wilbur L. Ross, Jr., none of whom is, or has ever been, an officer or employee of the Company and are all considered "Independent" for the purposes of the New York Stock Exchange listing standards. The Audit Committee met four times during the fiscal year ended March 2, 2002.

     The Executive Committee exercises all of the powers and authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors, to the extent permitted by law. The members of the Executive Committee are Sy Syms and Marcy Syms. The Executive Committee did not meet during the fiscal year ended March 2, 2002.

     The Stock Option - Compensation Committee reviews and recommends to the Board of Directors renumeration arrangements and compensation plans for the Company's officers and key employees and administers the Company's Amended and Restated Incentive Stock Option and Appreciation Plan (the "Option Plan") and determines the officers and key employees who are to be granted options under the Option Plan and the number of shares subject to such options. The members of the Stock Option - Compensation Committee are David A. Messer, Wilbur L. Ross, Jr. and Harvey A. Weinberg, none of whom is, or has ever been, an officer or employee of the Company. The Stock Option - Compensation Committee met once during the fiscal year ended March 2, 2002.

                            COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who is not an officer or employee of the Company receives a Director's fee presently established at the rate of $2,500 per meeting for attending regular or special meetings of the Board of Directors. Additionally, each committee member of the Board of Directors receives $2,000 for any committee meeting attended by such member, together with travel expenses related to such attendance. Directors who are officers or employees of the Company do not receive any additional compensation by reason of their service as directors.

                               EXECUTIVE OFFICERS

     The Company's executive officers, as well as additional information with respect to such persons, are set forth in the table below:

NAME                AGE   POSITION
----                ---   --------
Sy Syms              76   Chairman of the Board and Director
Marcy Syms           51   Chief Executive Officer/President and Director
Antone F. Moreira    65   Vice President, Chief Financial Officer and Director
Ronald Zindman       52   Executive Vice President, General Merchandise Manager
Allen Brailsford     58   Executive Vice President, Operations
Myra Butensky        43   Vice President, Divisional Merchandise Manager
                          Men's Tailored Clothing
James Donato         46   Vice President, Operations
Elyse Marks          49   Vice President, Information Services
John Tyzbir          48   Vice President, Human Resources

     Information with respect to executive officers of the Company who also are directors is set forth on Page 3 of this Proxy Statement.

     RONALD ZINDMAN has been Executive Vice President - General Merchandise Manager since March 1997. He was Vice President, General Merchandise Manager, Ladies, Men's and Haberdashery from July 1994 to March 1997. Previously, Mr. Zindman was Vice President - General Merchandise Manager Ladies from March 1993 to July 1994 and a buyer of men's and women's merchandise from March 1990 to March 1993.

     ALLEN BRAILSFORD has been Executive Vice President since April 2001. Mr. Brailsford was Vice President of Operations from March 1992 to March 2001, and from March 1985 to March 1992, he was Director of Distribution.

     MYRA BUTENSKY has been Vice President - Divisional Merchandise Manager, Men's Tailored Clothing since January 1999. From May 1998 to January 1999, Ms. Butensky was Divisional Merchandise Manager, Ladies. From June 1991 to April 1998, Ms. Butensky was a ladies buyer. Prior to joining the Company in 1991, Ms. Butensky was a buyer with Popular Trading Club, Inc, and also spent 10 years with Macy's in a number of buying positions.

     JAMES DONATO has been Vice President of Operations since April 2001. From November 1997 to March 2001 he was Director of Store Planning. Prior to November 1997, Mr. Donato was in store management as a District Manager and Store Manager of the Company.

     ELYSE MARKS has been Vice President of MIS since April 2001. From November 1999 to March 2001, Ms. Marks was Director of MIS. Prior to November 1999, Ms. Marks was manager of MIS and store systems. From 1983 to 1987, she was also in store management for the Company.

     JOHN TYZBIR has been Vice President - Human Resources since April 1999. From January 1995 to October 1997, Mr. Tyzbir was Director of Human Resources of Zallie Supermarkets Corp. From June 1991 to January 1995, Mr. Tyzbir was Director of Human Resources and Planning of Carson Pirie Scott Inc.

     The Company's officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of shares of Common Stock as of June 14, 2002, by each person known by the Company to own beneficially more than five percent (5%) of the Company's outstanding common stock, by each Director and nominee for Director, each of the executive officers named in the Summary Compensation Table, and by all Directors and executive officers of the Company as a group. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.


                                                    AMOUNT AND NATURE OF
                                                    BENEFICIAL OWNERSHIP             PERCENT OF
NAME AND ADDRESS  OF BENEFICIAL OWNER       OF COMMON STOCK AS OF JUNE 14, 2001        CLASS
-------------------------------------       -----------------------------------        -----
Sy Syms..................................               6,275,645 (1)                  39.8%
Syms Way, Secaucus, NJ 07094

Marcy Syms...............................               1,807,075 (2)                  11.4%
Syms Way, Secaucus, NJ 07094

Tweedy Browne Company, L.P...............               1,546,464                       9.8%
52 Vanderbilt Avenue
New York, NY 10017

Franklin Advisory Services, Inc..........               1,430,000                       9.1%
777 Mariner's Island Blvd.
San Madeo, CA 94403

Dimensional Fund Advisors, Inc...........               1,161,100                       7.4%
1299 Ocean Avenue
Santa Monica, CA 90401

Ronald  Zindman..........................                 131,500 (2)                     *
Syms Way, Secaucus, NJ 07094

Harvey A. Weinberg.......................                     200                         *
2384 Augusta Way
Highland Park, IL 60035

Allen Brailsford.........................                   3,200 (2)                     *
Syms Way, Secaucus, NJ 07094

David A. Messer..........................                   3,000                         *
Sempra Energy
58 Commerce Road
Stamford, CT 06902

Antone F. Moreira .......................                   3,000 (2)                     *
Syms Way, Secaucus, NJ 07094

Wilbur L. Ross, Jr.......................                   3,000                         *
WL Ross & Company LLC
101 East 52nd Street
New York, NY 10022

All directors and executive officers as a
group (12 persons).......................               8,238,620 (2)                  52.2%

----------------------
  * Less than one percent.

(1) Includes (a) 6,046,283 shares held in the Sy Syms Revocable Living Trust, dated March 17, 1989, as amended (the "Sy Syms Revocable Living Trust"); Sy Syms retains the sole voting power of such shares and the right to revoke the Sy Syms Revocable Living Trust at any time, (b) 229,262 shares held by Sy Syms for Laura Merns and (c) 100 shares held by Sy Syms as custodian for Jillian E. Merns.

(2) Includes shares issuable upon the exercise of options granted under the Company's Amended and Restated Incentive Stock Option and Appreciation Plan and either currently exercisable or exercisable within 60 days after June 14, 2002.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company and its subsidiaries for the last three fiscal years to its five most highly compensated executive officers, including the Chief Executive Officer, serving as such at the end of the most recently completed fiscal year.


                                    SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                           COMPENSATION
                                                                            AWARDS (2)
                                             ANNUAL COMPENSATION            SECURITIES     ALL OTHER
                                    ------------------------------------    UNDERLYING     COMPENSA-
NAME AND PRINCIPAL POSITION         YEAR (1)       SALARY         BONUS    OPTIONS/SARS    TION (3)
---------------------------         -------    ---------------   -------   ------------    ---------
Sy Syms..........................     2001     $824,980 (4)(5)   $     0        0            $   0
Chairman of the Board                 2000     $840,845 (4)(5)   $     0        0            $   0
                                      1999     $824,980 (4)(5)   $     0        0            $ 369

Marcy Syms ......................     2001     $573,332 (4)      $     0        0            $   0
Chief Executive Officer/President     2000     $557,507 (4)      $     0        0            $   0
                                      1999     $513,988 (4)      $     0     312,500         $ 369

Ronald Zindman...................     2001     $350,000          $     0        0            $   0
Executive Vice President-             2000     $356,743          $10,000        0            $   0
General Merchandise Manager           1999     $299,988          $     0      90,500         $ 369

Antone F.                             2001     $150,800          $     0        0            $   0
Vice President, Treasurer             2000     $146,500          $ 5,000        0            $   0
and Chief Financial Officer           1999     $133,000          $     0      5,000          $ 308

Allen Brailsford.................     2001     $132,600          $     0        0            $   0
Executive Vice President              2000     $130,950          $10,000        0            $   0
Operations                            1999     $123,350          $     0      5,000          $ 303


--------------------

(1) The compensation reported for fiscal years ended March 2, 2002 and February 26, 2000 reflects annual salaries for a 52-week period. The compensation reported for fiscal year ended March 3, 2001 reflects salaries for a 53-week period.

(2) During the period covered by the table, the Company did not make any restricted stock awards or have in effect (or make payments under) any long term incentive plan other than the Option Plan, pursuant to which only stock options, but no stock appreciation rights, were awarded.

(3) Company's contributions to a defined contribution profit sharing retirement plan.

(4) Sy Syms is paid at a weekly rate of $15,865 and Marcy Syms is paid at a weekly rate of $11,866.

(5) Excludes payments made under the lease of the Elmsford store. See "Certain Relationship and Related Transactions."

                       STOCK OPTION GRANTS IN FISCAL 2001

     No stock options or stock appreciation rights were granted to the executive officers named in the Summary Compensation Table during the fiscal year ended March 2, 2002.

                         AGGREGATED OPTION/SAR EXERCISES
            IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information concerning exercises of stock options as of March 2, 2002 by the executive officers named in the Summary Compensation Table and the value of unexercised options held by them at March 2, 2002.


                                                     NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED              IN-THE -MONEY
                     NUMBER OF      UNEXERCISED         OPTIONS/SARS AT                OPTIONS/SARS AT
                       SHARES          VALUE           MARCH 2, 2002 (1)            MARCH 2, 2002 ($) (2)
                     ACQUIRED ON      REALIZED    ---------------------------   ---------------------------
 NAME                 EXERCISE          ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
 ----                 --------          ---       -----------   -------------   -----------   -------------
Sy Syms                     0            0               0             0                  0               0
Marcy Syms                  0            0         482,500       125,000             19,688          13,125
Ronald Zindman              0            0         129,300        61,200              5,702           3,801
Antone F. Moreira           0            0           3,000         2,000                315             210
Allen Brailsford            0            0           3,000         2,000                315             210

-------------
(1)  No SARs are held.
(2) Based upon a closing price of $5.73 per share of Common Stock on the New York Stock Exchange on March 2, 2002.

                                  PENSION PLAN

     The following table sets forth the estimated annual benefits payable on retirement to persons in specified renumeration and years of participation classifications under the Company's defined benefit pension plan (the "Pension Plan") for employees not covered under collective bargaining agreements:

HIGHEST FIVE              15         20         25         30        35
YEAR AVERAGE           YEARS OF   YEARS OF   YEARS OF   YEARS OF   YEARS OF
COMPENSATION            SERVICE    SERVICE    SERVICE    SERVICE    SERVICE
------------           --------   --------   --------   --------   --------
$ 50,000 .............  $ 5,700    $ 7,600    $ 9,500    $ 9,500    $ 9,500
  75,000 .............    8,550     11,400     14,250     14,250     14,250
 100,000 .............   11,400     15,200     19,000     19,000     19,000
 125,000 .............   14,250     19,000     23,750     23,750     23,750
 150,000 .............   17,100     22,800     28,500     28,500     28,500

     Each participant in the Pension Plan is entitled to an annual retirement benefit equal to 19% of the average compensation (excluding bonuses) during his five consecutive highest paid calendar years during the ten years prior to retirement except that the annual benefit payable to Sy Syms at normal retirement, as per the Pension Plan, cannot exceed $70,000. A participant's interest vests over a seven year period commencing in the third year at the rate of 20% after completing three years of employment and 20% for each year thereafter, and is 100% vested after the completion of seven years of service. Benefit payments are made in the form of one of five annuity payment options elected by the participant. Amounts in the table are based on a straight life annuity. For the executive officers named in the Summary Compensation Table, compensation for purposes of the Pension Plan generally corresponds to the amounts shown in the "Salary" column of the Summary Compensation Table.

Currently no more than $160,000 (as adjusted from time to time by the Internal Revenue Service) of cash compensation may be taken into account in calculating benefits payable under the Pension Plan. Executive officers in the Summary Compensation Table were credited with the following years of service at December 31, 2001: Sy Syms, 28 or more years; Marcy Syms, 24 or more years; Ronald Zindman, 12 years; Allen Brailsford, 17 or more years; and Antone Moreira 5 or more years. Benefits under the Pension Plan are not subject to any deduction for social security or other offset amount. The annual retirement benefit is reduced pro rata if the employee has completed less than fifteen years of service. Effective December 31, 1994, the plan was amended to change the pro rata reduction to be based on 25 years of participation. A participant is entitled to be paid his benefits upon his retirement at age 65. If a participant has completed at least 15 years of service he may retire upon reaching age 55 but the benefits he receives will be actuarially reduced to reflect the longer period during which he will receive a benefit. A participant who leaves the Company for any reason other than death, disability or retirement will be entitled to receive the vested portion of his benefit payable over different periods of time depending on the aggregate amount vested and payment option elected.

                              EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement dated November 1, 1996 with its Executive Vice President - General Merchandise Manager, Ronald Zindman. Pursuant to the agreement, Mr. Zindman is to receive a minimum salary of $225,000 per year from inception through March 1, 1997; $300,000 per year for the next succeeding three years; $350,000 per year for the next succeeding three years; $400,000 per year for the next succeeding three years; and $450,000 per year for the final three years of the agreement. The agreement is to remain in effect until March 1, 2009. Termination of the agreement by the Company before that date will require a payment to Mr. Zindman equal to 150% of one year's salary (at the employee's then current rate). If this agreement is terminated by the employee prior to its final term, the Company must pay to the employee a sum equal to 60% of one year's salary (also at the employee's then current rate).

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All of the members of the Stock Option-Compensation Committee are non-employee directors and none has any direct or indirect material interest in or relationship with the Company outside of his position as a director. The members of this Committee are Harvey A. Weinberg, David A. Messer and Wilbur L. Ross, Jr.

     No executive officer of the Company served during fiscal 2001 (i) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers serves on the Stock Option - Compensation Committee of the Company; (ii) as a director of another entity, one of whose executive officers served on the Stock Option-Compensation Committee of the Company; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and "Report of the Compensation Committee" shall not be incorporated by reference into any such filings.

                                PERFORMANCE GRAPH

     Below is a graph comparing the cumulative total shareholders return on the Company's Common Stock for the last six fiscal years (beginning February 28, 1997 and ending March 1, 2002, the last trading day during the Company's last completed fiscal year) with the cumulative total return of the Wilshire 5000 Index and the S&P Retail Composite Index over the same period (assuming (i) the investment of $100 on March 1, 1996 in the Company's Common Stock and in each of these two Indexes, (ii) reinvestment of all dividends and (iii) no payment of brokerage or other commissions or fees).

                 2/18/1997  2/27/1998  2/26/1999  2/25/2000  3/2/2001  3/1/2002
                 ---------  ---------  ---------  ---------  --------  --------
Syms Corp           100        149         87         48        62         63
S&P Retail          100        151        220        196       210        240
Wilshire 5000       100        132        149        176       151        137

REPORT OF THE STOCK OPTION - COMPENSATION COMMITTEE

     The Stock Option - Compensation Committee's executive compensation policy strives to provide compensation rewards based upon both corporate and individual performance while maintaining a relatively simple compensation program in order to avoid the administrative costs which the Stock Option - Compensation Committee believes are inherent in multiple complex compensation plans and agreements. The Company has only one employment agreement with an executive officer, Ronald Zindman, and has only one executive compensation plan, the Option Plan.

     The determination of compensation ranges for executive officers reflects a review of salaries and bonuses for executive officers holding similar positions in retailers of relatively comparable size and orientation. However, in making compensation decisions, the Stock Option - Compensation Committee remains cognizant of the Board of Directors' responsibility to enhance shareholder value. The Stock Option - Compensation Committee utilizes cash bonuses, when it feels a bonus is merited, based on factors such as an executive's individual performance and the Company's performance relative to its past performance and the performance of competitors. The Company has available a long-term incentive for executives to both remain in the employ of the Company and to strive to maximize shareholder value through the Option Plan, which aligns the interests of executives with those of shareholders.

     Determination of Marcy Syms' compensation as the Company's Chief Executive Officer for the fiscal year ended March 2, 2002 reflects the Company's performance and a comparison with chief executive officer compensation of the Company's competitors, but also reflects recognition of Ms. Syms unique, ongoing contribution to the growth, success and profitability of the Company.

     It is the responsibility of the Stock Option - Compensation Committee to address the issues raised by the tax laws which make certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company. In this regard, the Stock Option -Compensation Committee must determine whether any actions with respect to this limit should be taken by the Company. At this time, it is not anticipated that any Executive Officer will receive any such compensation in excess of this limit. Therefore, the Stock Option - Compensation Committee has not taken any action to comply with the limit.

                                           STOCK OPTION - COMPENSATION COMMITTEE

                                            Harvey A. Weinberg
                                            David A. Messer
                                            Wilbur L. Ross, Jr.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its store in Elmsford, New York from Sy Syms, Chairman of the Board and principal shareholder of the Company. Sy Syms voluntarily amended the rental provisions of the lease as of August 1, 1983 based upon independent appraisals. Under the original lease, as amended, the rent payable by the Company consisted of a fixed annual rent plus a percentage rent based on gross sales of the Elmsford store. Not more frequently than once every five years, the rental terms may be adjusted based upon an independent appraisals if requested by Sy Syms. Effective January, 1991, the rental terms were adjusted based upon an independent appraisal, which resulted in a fixed annual rental of $600,000 and the elimination of the percentage rent based on gross sales. Such lease expired in November 1999 and the Company continues to occupy the property on the same terms, on a month-to-month basis. During the fiscal year ended March 2, 2002, the Company paid to Sy Syms $600,000 in fixed rent.

     On April 2, 2001, the Company loaned the Marcy Syms Revocable Trust $800,000. The loan is evidenced by the Trust's ten-year Note which is guaranteed by Marcy Syms, Chief Executive Officer and President of the Company and daughter of Sy Syms, and is secured by a first priority mortgage on the real estate which Ms. Syms owns in Westchester County, New York. The Note bears interest at the rate of 5.43% per annum (the then applicable federal long-term rate) payable annually.

     On January 10, 2002, an independent committee of the Board of Directors was established to review the potential acquisition of Stanley Blacker, Inc., a corporation owned by the Sy Syms Revocable Living Trust. This committee obtained an independent appraisal as to the fair market value of the business enterprise of Stanley Blacker, Inc., and on April 18, 2002, the Board of Directors approved the acquisition based on the independent committee's recommendation to acquire the assets of Stanley Blacker, Inc. The assets of Stanley Blacker, Inc. consisted substantially of trademarks and trade names licensed to third party manufacturers of clothing and accessories. The acquisition of such assets was consummated on May 1, 2002, for a purchase price consisting of $250,000 paid in cash, $250,000 paid by the issuance of 44,138 shares of the Company's Common Stock and the balance by the taking of the assets subject to a note payable to Fleet National Bank in the principal amount of $1,675,000 together with interest thereon of approximately $11,355, which note was paid in full by the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) Beneficial Ownership Reporting Compliance of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 and 5), of Common Stock of the Company with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all such forms they file.

     To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were met.

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (independence discussions with audit committees) and discussed with them their independence from the Company and its management.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 2, 2002, for filing with the Securities and Exchange Commission.

                                                     AUDIT COMMITTEE

                                                     David A. Messer
                                                     Harvey A. Weinberg
                                                     Wilbur L. Ross, Jr.


               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                   Proposal 2

     The Board of Directors of the Company has selected Deloitte & Touche LLP ("Deloitte & Touche") as the independent accountants for the Company for the fiscal year ending March 1, 2003 and recommends that shareholders approve such appointment. The affirmative vote of a majority of the votes cast at the meeting is necessary for the approval of auditors.

     Deloitte & Touche and its predecessor firms have audited the financial statements of the Company for more than the past ten fiscal years. A representative of Deloitte & Touche is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders. The Company and the Audit Committee have considered whether other non-audit services by Deloitte & Touche are compatible with maintaining the independence of Deloitte & Touche in its audit of the Company.

     Audit Fees: Audit fees billed to the Company by Deloitte & Touche for auditing the Company's annual financial statements for the fiscal year ended March 2, 2002 and reviewing the financial statements included in the Company's quarterly reports on Form 10Q amounted to $110,000.

     Financial Information Systems Design and Implementation Fees: No services were performed by, or fees incurred to, Deloitte & Touche in connection with the financial information services design and implementation projects for the fiscal year ended March 2, 2002.

     All Other Fees: Fees for employee benefit related services, billed by Deloitte & Touche with respect to the fiscal year ended March 2, 2002 amounted to approximately $30,000.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & Touche. Proxies solicited hereby will be voted FOR the proposal unless a vote against the proposal or abstention is specifically indicated.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be brought before the Annual Meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies therein in accordance with their best judgment on such matters.


                         NOTICE OF SHAREHOLDER PROPOSALS

     Proposals of shareholders, to be considered by the Company for inclusion in the proxy material for the annual meeting in 2003, must be received by the Company not later than February 1, 2003 and must comply with the proxy solicitation rules of the Securities and Exchange Commission. In accordance with Rule 14a - 4(c) (1) of the Securities Exchange Act of 1934, as amended, management proxy holders intend to use their discretionary voting authority with respect to any shareholder proposal raised at the annual meeting in 2003 as to which the proponent fails to notify the Company on or before May 1, 2003 (45 days prior to the date on which this Proxy Statement was first mailed to shareholders).

                          ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report for the fiscal year ended March 2, 2002, including financial statements, is being mailed to shareholders of the Company with this Proxy Statement. The Annual Report does not constitute a part of the Proxy Solicitation materials. Shareholders may without charge, obtain copies, excluding certain exhibits, of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Requests for this Report should be addressed to Investor Relations, Syms Corp, Syms Way, Secaucus, New Jersey 07094.

     Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.

                                          By Order of the Board of Directors


                                          Antone F. Moreira
                                          Assistant Secretary

June 14, 2002

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                                    SYMS CORP

                  Annual Meeting of Stockholders July 18, 2002

     The undersigned stockholder of Syms Corp (the "Company"), hereby appoints Sy Syms and Marcy Syms, and each of them (with full power to act without the other) proxies with full power of substitution, to vote all shares of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company (receipt of a copy of the Notice of such meeting and Proxy Statement being acknowledged) on July 18, 2002 at 10:30 a.m., at the offices of Syms Corp, Syms Way, Secaucus, New Jersey 07094, upon the following matters and upon such other business as may properly come before the meeting and any and all adjournments thereof.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           (Continued and to be dated and signed on the reverse side)

                                                                   -------------
                                                                   |SEE REVERSE|
                                                                   |    SIDE   |
                                                                   -------------

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--------------------------------------------------------------------------------

   [X] Please mark your
       votes as in this
       example.

--------------------------------------------------------------------------------

                       FOR all nominees               WITHHELD
                        listed at right              AUTHORITY
                     (except as marked to         to vote for all
                      the contrary below)    nominees listed at right
   1. Election of          -----                       -----
      Directors            |   |                       |   |
                           -----                       -----

   Nominees: Sy Syms
             Marcy Syms
             Antone F. Moreira
             Harvey a. Weinberg
             David A. Messer
             Wilbur L. Ross. Jr.

   INSTRUCTIONS: To withhold to vote for any individual nominee, write that nominee, write that nominee's name in the space provide below.
   -----------------------------------------------------------------------

                                                    FOR     AGAINST    ABSTAIN
   2. To approve the appointment of Deloitte       -----     -----      -----
      & Touche LLP as independent accountants      |   |     |   |      |   |
      of the Company for fiscal year 2002.         -----     -----      -----

   3. In accordance with their best judgment with respect to any other business that may properly come before the meeting or any and all adjournments thereof.

   IN THE ABSENCE OF CONTRARY INSTRUCTIONS AS PROVIDED ABOVE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES AND, FOR PROPOSAL 2. ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.




   The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares and hereby ratifies and confirms all that the above-named individuals or any of them or their duly appointed substitute or substitutes, may do by virtue hereof.

SIGNATURE(S)_____________________________________________ DATE:___________, 2002
(NOTE: Please sign exactly as your name or names appear on the stock certificate, and when signing as attorney, executor, administrator, trustee or guardian, give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.)

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